Exhibit 10.45

     The following table lists each executive officer of the Company who entered into a Stock Option Agreement in the form that follows, the date of such agreement, the exercise prices, and the number of time-vest options granted.

                                                                              NUMBER OF
       NAME                      DATE              EXERCISE PRICE           OPTIONS GRANTED
Joseph P. Henican, III           7/17/98           $    27.25               170,000
William E. Rowe                  7/17/98                27.25               170,000
Kenneth C. Budde                 7/17/98                27.25                85,000
Ronald H. Patron                 7/17/98                27.25                56,780
Gerard C. Alexander              7/17/98                27.25                56,780
Richard O. Baldwin, Jr.          7/17/98                27.25                85,000
Brian J. Marlowe                 7/17/98                27.25                85,000
Brent F. Heffron                 7/17/98                27.25                85,000
Raymond C. Knopke, Jr.           7/17/98                27.25                85,000
Lawrence B. Hawkins              7/17/98                27.25                17,000
Charles L. Tilis                 7/23/98                25.8l25              30,000
                                 11/1/98                23.0625              28,330



  THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES ISSUED PURSUANT TO THE STEWART ENTERPRISES, INC. AMENDED AND RESTATED
                 1995 INCENTIVE COMPENSATION PLAN
       THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                      STOCK OPTION AGREEMENT
                         FOR THE GRANT OF
               NON-QUALIFIED STOCK OPTIONS UNDER THE
                     STEWART ENTERPRISES, INC.
       AMENDED AND RESTATED 1995 INCENTIVE COMPENSATION PLAN



     THIS AGREEMENT (the "Agreement") is effective as of July 23, 1998 by and between Stewart Enterprises, Inc., a Louisiana corporation ("SEI"), and __________ __________ ("Optionee").

     WHEREAS Optionee is a key employee of SEI, and SEI considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in SEI and an added incentive to advance the interests of SEI by possessing an option to purchase shares of the Class A common stock of SEI, no par value per share (the "Common Stock") in accordance with the Stewart Enterprises, Inc. Amended and Restated 1995 Incentive Compensation Plan (the "Plan").

     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:


                                I.

                          Grant of Option

     SEI hereby grants to Optionee, effective July 23, 1998 (the "Date of Grant") the right, privilege and option to purchase ______ shares of Common Stock (the "Option") at an exercise price of $_______ per share (the "Exercise Price"). The Option shall be exercisable at the time specified in Section II below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


                                II.

                         Time of Exercise

     2.1 Subject to the provisions of the Plan and the other provisions of this Agreement, the Optionee shall be entitled to exercise his Option as follows:

          20% of the total number of shares covered by the Option beginning on July 17, 1999;

          40% of the total number of shares covered by the Option beginning on July 17, 2000, less any shares previously issued;

          60% of the total number of shares covered by the Option beginning on July 17, 2001, less any shares previously issued;

          80% of the total number of shares covered by the Option beginning on July 17, 2002, less any shares previously issued;

          100% of the total number of shares covered by the Option beginning on July 17, 2003, less any shares previously issued.

The Option shall expire and may not be exercised later than July 31, 2004.

     2.2 If Optionee's employment is terminated, other than as a result of death, disability or retirement on or after reaching age 65 or early retirement with the approval of the Board of Directors, the Option must be exercised, to the extent exercisable at the time of termination of employment, within 30 days of the date on which Optionee ceases to be an employee, except that the Committee may upon request extend the period after termination of employment during which the Option may be exercised, but in no event later than July 31, 2004.

     2.3 If an Optionee ceases to be an employee because of disability within the meaning of Section 22(e)(3) of the Code or retirement, as described in Section 2.2, the Option must be exercised, to the extent exercisable at the time of termination of employment, within one year from the date on which Optionee ceases to be an employee, but in no event later than July 31, 2004.

     2.4 In the event of Optionee's death, the Option must be exercised by his estate, or by the person to whom such right evolves from him by reason of his death, to the extent exercisable at the time of death, within one year from the date of death, but in no event later than July 31, 2004.

                               III.

                   Method of Exercise of Option

     Optionee may exercise all or a portion of the Option by delivering to SEI a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after SEI has received payment of the Exercise Price as provided in the Plan, the appropriate officer of SEI shall cause the transfer of title of the shares purchased to Optionee on SEI's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

                                IV.

                         Change of Control

     4.1 No later than 30 days after the approval by the Board of a Change of Control of the types described in Sections 12.11(a)(iii) and (iv) of the Plan, and no later than 30 days after a Change of Control of the types described in Sections 12.11(a)(i) and (ii) of the Plan, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of Optionee, may act to effect one or more of the alternatives listed below, and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

          (a) require that the Option be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date any unexercised portion of the Option shall terminate,

          (b) provide for mandatory conversion, before or after such Change of Control, of all or part of the Option as specified by the Committee, in which event such Option or portion thereof shall be deemed automatically cancelled and SEI shall pay, or cause to be paid, to Optionee an amount in cash equal to the excess, if any, of the Change of Control Value of the shares subject to such Option or portion thereof, as defined and calculated below, over the exercise price of such Option or portion thereof, or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess,

          (c)  make  such  equitable  adjustments  to  the  Option  as  the
     Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary), or

          (d) provide that thereafter, upon any exercise of all or part of the Option, the Optionee shall be entitled to purchase under the Option, in lieu of the number of shares of Common Stock then covered by the Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) that the Optionee would have been entitled to receive pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Change of Control of the type described in Sections 12.11(a)(iii) and (iv) of the Plan, if, immediately prior to such Change of Control, Optionee had been the holder of record of the number of shares of Common Stock then covered by the Option.

     4.2 For the purposes of paragraph (b) of Section 4.1 "Change of Control Value" shall be the amount determined by whichever of the following items is applicable:

          (a) the per share price to be paid to shareholders of SEI in any such merger, consolidation or other reorganization,

          (b) the price per share offered to shareholders of SEI in any tender offer or exchange offer whereby a Change of Control takes place, or

          (c) in all other events, the Fair Market Value per share of Common Stock otherwise issuable upon exercise of the Option being converted, as determined by the Committee and as of the date determined by the Committee to be the date of conversion of the Option.

          (d) In the event that the consideration offered to shareholders of SEI in any transaction described in this Section 4.2 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.


                                V.

                             Deferral

     Optionee may elect to defer receipt of all or any portion of the shares of Common Stock, or any payment of cash or other consideration in lieu thereof, that Optionee otherwise would receive upon exercise of the Option, pursuant to a deferral arrangement that may be established by the Committee and is in effect at the time of such election; provided, however, that the Committee shall have no obligation to establish or maintain any such arrangement.


                                VI.

                No Contract of Employment Intended

     Subject to the terms of any employment agreement that may be in effect from time to time, nothing in this Agreement shall confer upon Optionee any right to continue in the employment of SEI or any of its subsidiaries, or to interfere in any way with the right of SEI or any of its subsidiaries to terminate Optionee's employment relationship with SEI or any of its subsidiaries at any time, nor shall any references herein to any employment agreement imply that any such agreement is in effect or that the Optionee is entitled to enter into any such agreement with SEI.


                               VII.

                          Binding Effect

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.


                               VIII.

                        Non-Transferability

     The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.


                                IX.

                      Inconsistent Provisions

     The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control. If any provision of this Agreement relating to the Option conflicts with any provision of any employment agreement between SEI and the Optionee, the provision in the employment agreement shall control.


     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                              STEWART ENTERPRISES, INC.



                              By: ___________________________
                                  ___________________________
                                   Joseph P. Henican, III
                                Vice Chairman of the Board of Directors
                                   and Chief Executive Officer




                              _________________________________
                              __________________
                              Optionee